Exhibit 15.2

Accountants’ Acknowledgement

We acknowledge the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-137593, 333-119860 and 333-51849) of MGP Ingredients, Inc. (Company) of our report dated February 7, 2008, included with the Quarterly Report on Form 10-Q for the quarter ended December 30, 2007.  Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

                                                                                                                /s/ BKD, LLP

Kansas City, Missouri

February 7, 2008